Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Century Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1:  Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity – 2022 Plan	Common Stock, par value $0.01 per share(3)	457(c) and 457(h)	3,100,000 shares	$53.39	$165,509,000.00	$92.70 per $1,000,000	$15,342.68
Equity - 2017 Plan	Common Stock, par value $0.01 per share(4)	457(c) and 457(h)	51,241 shares	$53.39	$2,735,756.99	$92.70 per $1,000,000	$253.60
Equity - 2017 Plan	Common Stock, par value $0.01 per share(5)	457(c) and 457(h)	1,054,754 shares	$53.39	$56,313,316.06	$92.70 per $1,000,000	$5,220.24
Total Offering Amounts					$224,558,073.05		$20,816.52
Total Fee Offsets							$173.40
Net Fee Due							$20,643.12

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s common stock that become issuable under the Century Communities, Inc. 2022 Omnibus Incentive Plan (the “2022 Plan”) by reason of any stock split, stock dividend or other similar transaction effected without receipt of consideration where the registrant’s outstanding shares of common stock are increased, converted or exchanged.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices of the registrant’s common stock, as reported by the New York Stock Exchange on May 2, 2022.

(3)	Represents shares of the registrant’s common stock available for issuance under the 2022 Plan.

(4)
Represents shares of the registrant’s common stock remaining available for issuance under the Century Communities, Inc. 2017 Omnibus Incentive Plan, as amended and restated (the “2017 Plan”) but not subject to outstanding awards as of the effective date of the 2022 Plan, which have become available for grant under the 2022 Plan. These shares were previously registered on a Registration Statement on Form S-8 (Registration No. 333-231332). A post-effective amendment to the foregoing Registration Statement on Form S-8 is being filed contemporaneously with the filing of this Registration Statement on Form S-8 to deregister such shares. The number of shares of the registrant’s common stock remaining available for issuance under the 2017 Plan assumes the achievement of maximum performance levels under performance share unit awards granted under the 2017 Plan.

(5)
Represents shares of the registrant’s common stock subject to awards outstanding under the 2017 Plan as of effective date, which may become available for grant under the 2022 Plan if such awards are forfeited, cancelled, expire or otherwise terminate without the issuance of such shares. The number of shares of the registrant’s common stock subject to awards outstanding under the 2017 Plan assumes the achievement of maximum performance levels under performance share unit awards granted under the 2017 Plan.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Century Communities, Inc.	Form S-8	333- 231332(1)	May 9, 2019		$173.40	Equity – 2017 Plan	Common Stock, par value $0.01 per share	51,241	$1,429.62
Fee Offset Sources	Century Communities, Inc.	Form S-8	333- 231332		May 9, 2019						$173.40

(1)
A post-effective amendment to the Registration Statement on Form S-8 is being filed contemporaneously with the filing of this Registration Statement on Form S-8 to deregister 51,241 shares previously registered on such Registration Statement.